                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
     240.14a-12

                                 EUPHONIX, INC.
                (Name of Registrant as Specified in its Charter)

                           --------------------------

      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules O-11-(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------

        (5) Total fee paid:

        ------------------------------------------------------------------

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       ----------------
     (3)  Filing Party:
                       ----------------
     (4)  Date Filed:
                     ----------------

                                 EUPHONIX, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 25, 1999

     The Annual Meeting of Shareholders of Euphonix, Inc., a California corporation (the "Company"), will be held at the Company's offices located at 220 Portage Avenue, Palo Alto, California 94306 on Friday, June 25, 1999 at 9:00 a.m. California time, for the following purposes.

     1. To elect three directors to serve for the ensuing two years or until their successors are duly elected and qualified.

     2. To approve the 1999 Stock Plan and the reservation of 750,000 shares of Common Stock for issuance thereunder.

     3. To approve the conversions of the Secured Promissory Note issued by the Company in April 1999 into Common Stock.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 27, 1999 are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof. A list of such shareholders is kept at the office of the Company's transfer agent, ChaseMellon Shareholder Services, L.L.C. All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

     Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Barry L. Margerum
                                          Chief Executive Officer

Palo Alto, California

May 25, 1999


                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
                PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY
                AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                 EUPHONIX, INC.
                               220 PORTAGE AVENUE
                          PALO ALTO, CALIFORNIA 94306
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 25, 1999

                 INFORMATION CONCERNING SOLICITATION AND VOTING

DATE, TIME AND PLACE


     This Proxy Statement is furnished to the shareholders of Euphonix, Inc., a California corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Friday, June 25, 1999, and any and all postponements or adjournments thereof. These proxy solicitation materials were first mailed on or about May 25, 1999 to all shareholders entitled to vote at the Annual Meeting.


PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are to (1) elect a Board of Directors of the Company, (2) ratify and approve the 1999 Stock Plan and the reservation of 750,000 shares of Common Stock for issuance thereunder, (3) approve the conversions of the Secured Promissory Note issued by the Company in April 1999 into Common Stock, (4) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and
(5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

RECORD DATE AND SHARE OWNERSHIP

     Shareholders of record at the close of business on April 27, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 7,956,838 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "Share Ownership by Principal Shareholders and Management."

VOTING AND SOLICITATION; QUORUM

     Each share has one vote. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     The Company believes that abstentions should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal as to which the shareholder has expressly abstained from voting.

     Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purpose of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, abstentions and broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING


     Any proposal to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's principal office no later than January 26, 2000 in order to be considered for inclusion in the Company proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 220 Portage Avenue, Palo Alto, California 94306.


                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     There are currently authorized six seats on the Company's Board of Directors (the "Board"). The Board is divided into two classes with each director serving a two-year term and one class being elected at each year's annual meeting of shareholders. Directors Kuhling, Margerum and Silfvast are in the class of directors whose terms expire at the annual meeting of shareholders to be held June 25, 1999, and Directors Chang, Dobbie and Kamath are in the class of directors whose terms will expire at the 2000 annual meeting of shareholders. The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as a director. Shareholders may withhold authority to vote for the entire slate as nominated or, by striking through the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     The following three persons have been selected and appointed by the Board of Directors as nominees for election to the Board: Robert F. Kuhling, Jr., Barry L. Margerum and Scott W. Silfvast. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to serve as a director, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the directors of the Company, including the nominees, and certain information about them, are set forth below.

                                        DIRECTOR               PRINCIPAL OCCUPATION
            NAME               AGE(1)    SINCE                     OR EMPLOYMENT
            ----               ------   --------   ---------------------------------------------
Milton M.T. Chang,               56       1988     Chairman of the Board of New Focus, Inc.
  Ph.D.(2)...................
James Dobbie.................    68       1991     Chairman of the Board of the Company
B. Yeshwant Kamath(3)........    50       1996     President of Videonics, Inc.
Robert F. Kuhling,               50       1990     General Partner of several venture capital
  Jr.(2)(3)..................                        partnerships managed by ONSET Ventures
                                                     Services Corp.
Barry L. Margerum............    47       1997     President and Chief Executive Officer of the
                                                     Company
Scott W. Silfvast............    36       1988     Senior Vice President of Product Marketing of
                                                   the Company

---------------
(1) As of the Record Date

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     Milton M.T. Chang, Ph.D. has served on the Board of Directors since the Company's inception in July 1988. Since April 1996, Dr. Chang has served as Chairman of the Board of New Focus, Inc., a privately held manufacturer of optic components which he co-founded, and from May 1990 to April 1996, Dr. Chang served as its President. From 1988 to May 1990, Dr. Chang was self-employed as a consultant. Dr. Chang also serves on the board of directors of Iridex Corporation and serves as a director for a number of privately held companies.

     James Dobbie has served as Chairman of the Board of the Company since March 1991 and served as Chief Executive Officer from March 1991 until June 1997. From 1988 to February 1991, Mr. Dobbie was a self-employed consultant and consulted for the Company from November 1990 to February 1991. From 1984 to 1987, Mr. Dobbie was Chairman of the Board of Akashic Memories, a privately held supplier of high density computer disks. From 1980 to 1983, Mr. Dobbie was President of Avantek, an electronic component company.

     B. Yeshwant Kamath has served as a director of the Company since October 1996. Since November 1997 Dr. Kamath has served as President of Videonics, Inc. Prior to that he served as Division President of the KUB division of Videonics, Inc. KUB Systems, a company that manufactures video special effects equipment, was founded by Dr. Kamath in February 1992 and acquired by Videonics, Inc. in May 1996. Previously, Dr. Kamath was a founder of Abekas Video Systems, Inc., a subsidiary of Carlton Communications PLC, where he was President from 1982 to August 1990. Dr. Kamath is also a director of Elantec Semiconductor, Inc. and Videonics, Inc.

     Robert F. Kuhling, Jr. has served as a director of the Company since October 1990. Since 1987, Mr. Kuhling has been a general partner of several venture capital partnerships managed by ONSET Ventures Services Corp., a venture capital firm. Mr. Kuhling also serves on the board of directors of Conceptus, Inc. and serves as a director for a number of privately held companies.

     Barry L. Margerum was appointed Chief Executive Officer and President of the Company in June 1997 and has served as a director of the Company since August 1997. From 1994 to June 1997, he served as Vice President of Marketing and then as President and General Manager of the CMS Division of Plantronics, Inc. From 1989 to 1994, Mr. Margerum was President and Chief Executive Officer of MITEM Corporation, a provider of middleware technology for enterprise distributed systems. From 1980 to 1988, Mr. Margerum held a variety of executive sales and marketing positions for GriD Systems Corporation, a pioneer in the field of lap-top computers. Prior to that, Mr. Margerum was employed by Apple Computer, Inc., Epsilon Data Management and International Business Machines Corporation.

     Scott W. Silfvast founded the Company in July 1988. He has been a director of the Company since its inception, has served as Senior Vice President since June 1997 and served as President from March 1990 until May 1997. Mr. Silfvast also served as Chairman of the Board from July 1988 until February 1991. From 1983 to July 1988, he was an engineer for SRS, a measurement instrumentation company.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 1998 ("Fiscal 1998"). Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director has been a director) and (ii) the total number of meetings of committees of the Board of Directors on which such person served (during the period that such director served).

     Audit Committee. The Audit Committee did not meet during Fiscal 1998. The Audit Committee currently consists of Dr. Kamath and Mr. Kuhling. The Audit Committee reviews both audit and non-audit services performed by the Company's independent accountants for the preceding year and recommends engagement of the Company's independent auditors. The Audit Committee also reviews and evaluates the Company's accounting principles and its systems of internal accounting controls.

     Compensation Committee. The Compensation Committee, consisting of Dr. Chang and Mr. Kuhling, makes recommendations to the Board of Directors regarding all forms of compensation to executive officers, and performs such other duties as may from time to time be determined by the Board of Directors. In Fiscal 1998, the Compensation Committee met four times and took action by written consent on two occasions.

     Nominating Committee. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company currently do not receive compensation for each Board meeting attended. Reimbursement of expenses is allowed. Officers of the Company do not receive additional compensation for attendance at Board of Directors meetings or committee meetings. In addition, all non-employee directors elected for the first time after July 20, 1995 (the "Non-employee Directors") are eligible to participate in the Company's 1995 New Director Option Plan (the "Director Plan"). The Director Plan, as amended in May 1999, provides for the automatic grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company to each Non-employee Director on the date which such person first becomes a director and an additional grant of a fully vested nonstatutory stock option to purchase 5,000 shares of Common Stock of the Company on the date of each annual meeting of the shareholders; provided, however, that on such date, such Non-employee Director shall have served on the Board for at least the preceding six (6) months.

                 PROPOSAL NO. 2 -- APPROVAL OF 1996 STOCK PLAN

     On March 24, 1999, the Board of Directors adopted the 1999 Stock Plan (the "1999 Plan"). The total number of shares of Common Stock reserved for issuance under the 1999 Plan is 750,000. The Board of Directors believes that adoption of the 1999 Plan is necessary in order to provide an effective method of recognizing employee contributions to the success of the Company. The Company also believes that its ability to make awards under the 1999 Plan is critical to its success in attracting and retaining experienced and qualified employees. In addition, the 1999 Plan will effectively replace the Company's 1990 Stock Option Plan which is set to expire in 2000 and under which no shares remain available for grant.

     At the Annual Meeting, the shareholders are being asked to approve the 1999 Plan and the reservation of shares thereunder.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast will be required to approve and ratify the adoption of the 1999 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE 1999 PLAN

     General. The purposes of the 1999 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, consultants and directors of the Company and to promote the success of the Company's business. Options, stock purchase rights and "common stock equivalents" may be granted under the 1999 Plan. Options granted under the 1999 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The 1999 Plan may generally be administered by the Board or the Committee appointed by the Board. To the extent that options granted under the 1999 Plan are intended to qualify as

"performance-based compensation" within the meaning of Section 162(m) of the Code, the 1999 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m). The administrators of the 1999 Plan are referred to therein as the "Administrator."

     Eligibility; Limitations. Nonstatutory stock options, stock purchase rights and common stock equivalents may be granted under the 1999 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options, stock purchase rights and common stock equivalents may be granted, the time or times at which such options, stock purchase rights and common stock equivalents shall be granted, and the number of shares subject to each such grant.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1999 Plan provides that no employee, consultant or director may be granted, in any fiscal year of the Company, options to purchase more than 400,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial service, he or she may be granted options to purchase up to an additional 200,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock as reported by the Nasdaq National Market (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1999 Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. In the event of an optionee's termination of employment or consulting relationship for any reason other than death or disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for such period of time as the Administrator shall determine at the time of grant (not to exceed three months in the case of incentive stock options) and to the extent that the term of the option has not expired.

     (e) Death or Disability. If an optionee's employment or consulting relationship is terminated as a result of disability, the option will be exercisable for twelve months following such termination, but only to the extent it was exercisable at the date of termination and to the extent that the term of the option has not expired. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death and to the extent that the term of the option has not expired.

     (f) Nontransferability of Options. Options granted under the 1999 Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1999 Plan as may be determined by the Administrator.

     Stock Purchase Rights. A stock purchase right gives the purchaser a certain period of time from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for shares repurchased by the Company shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. Stock purchase rights generally may not be assigned or transferred, voluntarily or involuntarily.

     Common Stock Equivalents. Common stock equivalents awarded to a recipient are credited to a bookkeeping account established by the Company in his or her name. Each common stock equivalent entitles the recipient to a share of Common Stock at such time as specified in the recipient's Common Stock Equivalent Agreement. The Company's obligations with respect to common stock equivalents are not funded or secured in any manner. A recipient's right to receive common stock equivalents generally may not be assigned or transferred, voluntarily or involuntarily.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1999 Plan, the exercise price of any such outstanding option or stock purchase right, and the number of common stock equivalents credited to each account under the 1999 Plan.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable or convertible, until the date ten (10) days prior to the consummation of the liquidation or dissolution. In addition, the Administrator may in its discretion provide that each common stock equivalent shall convert into shares of Common Stock.

     Merger or Asset Sale. In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, the 1999 Plan requires that each outstanding option, stock purchase right and common stock equivalent be assumed or an equivalent award substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, stock purchase rights and common stock equivalents, (i) the optionee will have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable, (ii) any repurchase option of the Company applicable to any shares acquired upon exercise of an option or stock purchase right shall lapse as to all such shares, and (iii) common stock equivalents credited to a recipient's account shall convert into shares of Common Stock immediately prior to the merger or sale of assets. In such event, the Administrator is required to notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period. If a common stock equivalent converts to shares of Common Stock in such event, the Administrator shall notify the holder thereof at least fifteen (15) days prior to the consummation of the proposed transaction.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1999 Plan to the extent necessary to comply with any applicable rule or statute. No such action by the Board or shareholders may alter or impair any award previously granted under the 1999 Plan without the written consent of the optionee. Unless terminated earlier, the 1999 Plan shall terminate on March 24, 2009.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held for more than 12 months are capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     Common Stock Equivalents. A recipient generally will not recognize any taxable income at the time he or she receives common stock equivalents. Upon conversion of the common stock equivalents into shares of Common Stock, the recipient will generally recognize taxable income equal to the then fair market value of the shares of Common Stock received. Upon a disposition of such shares by the recipient, any difference between the sale price and the fair market value of the shares on the date of conversion is treated as long-term or short-term capital gain or loss, depending on the holding period.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS AND HOLDERS OF COMMON STOCK EQUIVALENTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS AND THE CONVERSION OF COMMON STOCK EQUIVALENTS UNDER THE 1999 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

    PROPOSAL NO. 3 -- APPROVAL OF THE CONVERSIONS OF THE SECURED PROMISSORY
           NOTE ISSUED BY THE COMPANY IN APRIL 1999 INTO COMMON STOCK


     In April 1999, the Company executed a Secured Promissory Note (the "Note") with certain persons under which the Company may draw up to an aggregate of $2 million through July 31, 1999. Under the Note, ONSET Enterprise Associates ("ONSET"), Milton M.T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus Capital II, L.P. ("Pegasus") (each a "Note Investor" and collectively, the "Note Investors") have advanced $1,000,000, $400,000, $350,000, $150,000 and $100,000,
respectively, pursuant to the terms thereof. Interest on the outstanding principal amount under the Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in April 2001. The Company may not prepay the Note. The Note is secured by the assets of the Company.


     Subject to obtaining the necessary approvals (including shareholder approval as further explained below), the Note is convertible into Common Stock of the Company pursuant to the terms thereof. The number of shares of Common Stock to be issued upon conversion of the Note is determined by dividing the then outstanding principal sum of the Note, plus accrued interest thereon, by the average closing price per share of Common Stock during the ten consecutive trading days immediately preceding April 23, 1999 as reported on the Nasdaq Stock Market. Such average closing price per share was $1.034375.

     The Company is seeking shareholder approval to allow for conversions of the
Note into Common Stock of the Company. If shareholder approval is not obtained by July 31, 1999, the outstanding principal amount under the Note and the accrued interest thereon must be repaid in full upon demand (rather than in April 2001) by Note Investors representing two-thirds of the then outstanding principal amount of the Note. Such demand by the Note Investors may not be made until January 1, 2000.

BACKGROUND


     Outside financing is critical to the Company in its current stage of development because the Company does not yet generate sufficient cash from operations to fund its operations and growth. Between March 16, 1998 and the date of this Proxy Statement, the Company raised a total of $5,053,676 through the sale of Common Stock to ONSET, Milton M.T. Chang, Dieter Meier, Stephen D. Jackson and Scott W. Silfvast (each a "Common Stock Purchaser" and collectively, the "Common Stock Purchasers"), in two private placements (the "Common Stock Financings"), and the issuance of the Note to the Note Investors (the "Note Financing"). The chart below reflects the Common Stock Purchasers and Note Investors in the Common Stock Financings and the Note Financing, respectively, the funds raised by the Company in such financings and the securities outstanding as a result thereof:

                                                  COMMON
                                                   STOCK
                                               ISSUABLE UPON        TOTAL
                                                CONVERSION      CONSIDERATION
        COMMON STOCK            NUMBER OF         OF THE         RECEIVED BY         EFFECTIVE DATE
 PURCHASER OR NOTE INVESTOR   SHARES ISSUED       NOTE(1)        THE COMPANY          OF ISSUANCE
 --------------------------   -------------    -------------    -------------       ----------------
ONSET Enterprise
  Associates................      800,000         966,767        $1,500,000           March 16, 1998
                                                                  1,000,000           April 23, 1999(2)
Milton M.T. Chang...........       80,000         386,706           150,000           March 16, 1998
                                                                    400,000           April 23, 1999(2)
Dieter Meier................    1,000,000         338,368           987,300         January 26, 1999
                                                                    350,000           April 23, 1999(2)
Stephen D. Jackson .........      320,446         145,015           316,376         January 26, 1999
                                                                    150,000           April 23, 1999(2)
Scott W. Silfvast...........       53,333              --           100,000           March 16, 1998
Pegasus Capital II, L.P. ...            0          96,676           100,000           April 23, 1999(2)


---------------
(1) The number of shares of Common Stock to be issued upon conversion of the
    Note is determined by dividing the then outstanding principal sum of the Note, plus accrued interest thereon, by the average closing price per share of Common Stock during the ten (10) consecutive trading days immediately preceding April 23, 1999 as reported on the Nasdaq Stock Market. Such average closing price per share was $1.034375. Assumes conversion of the full amount of the portion of the Note held by the Note Investor, without taking into account any interest thereon and based on such average closing price per share.


(2) Assumes the Note was convertible on the date of its issuance.



     As noted above, the Note by its terms is not convertible into shares of Common Stock until shareholder approval of the conversion feature of the Note. However, if the conversion feature of the Note is not approved by the shareholders, the outstanding principal amount under the Note and accrued interest thereon must be repaid in full upon demand by Note Investors representing two-thirds of the then outstanding principal amount of the Note. Such demand by the Note Investors may not be made until January 1, 2000. As a result of the Common Stock Financings, the Common Stock Purchasers in the aggregate beneficially own in excess of 47.1% of the sum of the Company's outstanding voting securities as of March 31, 1999 and the number of shares which the Common Stock Purchasers have the right to acquire within 60 days of March 31, 1999 upon the exercise of stock options and stock purchase rights. Upon approval of the conversion feature of the Note, the Note Investors in the aggregate could potentially control 59.6% of the sum of the Company's voting securities as of March 31, 1999 and the aggregate of 1,933,532 shares issuable upon conversion of the Note (without taking into account shares issuable upon conversion of the interest thereon); individually, each of ONSET, Milton M.T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus (none of whom hold options to purchase shares of the Company) could potentially control 30.4%, 9.1%, 16.1%, 5.8% and 7.8% of the Company's voting securities, respectively. In addition, as described under "Other Information -- Certain Transactions -- 1999 Private Placement of Common Stock", the Company has agreed to grant Dieter Meier and Stephen D. Jackson the right to designate one nominee for election to the Company's Board of Directors under certain circumstances.


     Under the Nasdaq National Market System corporate governance rules, Rule 4460(i)(1)(D) (the "20% Rule") requires shareholder approval of securities issuances where (1) the securities issued are Common Stock or securities convertible into or exercisable for Common Stock, (2) the price of the securities is less than the market value of the Common Stock, and (3) the proposed issuance would result in the issuance of 20% or more of the Common Stock or voting power of the Company before the issuance. Additionally, Nasdaq Rule 4460(i)(1)(B) (the "Control Rule") requires shareholder approval of the adoption of a plan or the issuance of securities by the Company that would result in a change of control of the Company. There is no concrete test to determine the amount of securities that the Company may issue to a party without triggering the Control Rule. Depending on the facts and circumstances, the issuance by the

Company of a small amount of securities may result in a change of control of the Company where an investor already owns a sizable portion of the Company's outstanding voting securities.

     The Company is seeking shareholder approval to allow for conversions of the
Note into Common Stock of the Company in order to ensure compliance with Nasdaq's 20% Rule and the Control Rule, and to prevent the Company from having to pay in full the outstanding principal amount of the Note and interest thereon upon demand (rather than in April 2001) by Note Investors representing two-thirds of the then outstanding principal amount of the Note.

PRINCIPAL EFFECTS OF APPROVAL OR NONAPPROVAL

     In the event that shareholder approval is obtained, then the total number of shares of Common Stock issuable to the Note Investors in connection with the Note Financing would be 1,933,532 shares, assuming the conversion of the full amount of the Note (without taking into account shares issuable upon conversion of the interest thereon). The issuance of this number of shares to the Note Investors, together with their current holdings of the Company's voting securities, could be deemed to effectively place the Note Investors in control of the Company.

     In the event that shareholder approval is not obtained, then the Note Investors would still control 49.8% of the Company's voting securities as of March 31, 1999, which may still be deemed to effectively place the Note Investors in control of the Company. In addition, the Company would be required to pay in full the outstanding principal amount of the Note and interest thereon upon demand (rather than in April 2001) by Note Investors representing two-thirds of the then outstanding principal amount of the Note. Such demand by the Note Investors may not be made until January 1, 2000.

     In the opinion of the Board of Directors a failure of the shareholders to approve Proposal No. 3 will have a severely detrimental effect on the Company and its future. The Note Investors are fundamental to the ability of the Company to raise funds to allow the Company to try to capitalize on market opportunities for its products. A failure of the Company to obtain shareholder approval would have a negative effect on the Company's future financing activities, which are critical to the long-term success of the Company and maximizing value for the Company's shareholders. Shareholder approval will also relieve the Company from an obligation to pay in full the outstanding principal amount of the Note and interest thereon upon demand by Note Investors representing two-thirds of the then outstanding principal amount of the Note. If shareholder approval is obtained, the outstanding principal amount of the Note and interest thereon would become payable in due course according to the Note, specifically in April 2001.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     Shareholder approval to allow for conversions of the Note into Common Stock of the Company requires the affirmative vote of a majority of Votes Cast. THE DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS (COMPRISED OF JAMES DOBBIE, B. YESHWANT KAMATH, BARRY L. MARGERUM AND SCOTT W. SILFVAST) UNANIMOUSLY RECOMMEND A VOTE "FOR" THIS PROPOSAL.

             PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent public accountants for the fiscal year ending December 31, 1999 ("Fiscal 1999"). Ernst & Young (or one of its predecessor firms) has been the Company's independent auditors since 1988. Audit services of Ernst & Young during Fiscal 1998 included the examination of the consolidated financial statements of the Company.

     A representative of Ernst & Young is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if such representative so desires. Moreover, Ernst & Young's representative will be available to respond to appropriate questions from the shareholders.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

     The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Ernst & Young as the Company's independent auditors. In the event that the shareholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission (the "SEC") and to the exchange upon which the Common Stock is traded, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

     Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that as of December 31, 1998, all Reporting Persons complied with all applicable filing requirements, except that the Forms 4 required to be filed by Steven H. Milne for December 1997 and December 1998, by B. Yeshwant Kamath for June 1997 and June 1998, and by Thomas C. Fristoe, Paul L. Hammel and Scott W. Silfvast for December 1998 were filed late.

CERTAIN TRANSACTIONS

     1998 Private Placement of Common Stock. On March 16, 1998, the Company entered into a Common Stock Purchase Agreement (the "1998 Purchase Agreement") with, among others, ONSET, the Company's largest shareholder, and Milton M.T. Chang and Scott W. Silfvast, directors of the Company. Under the 1998 Purchase Agreement, a total of 1,039,999 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $1.875, which price is equal to the closing price of the Company's Common Stock on March 16, 1998. 800,000 shares were purchased by ONSET for $1,500,000, 80,000 shares were purchased by Mr. Chang for $150,000 and 53,333 shares were purchased by Mr. Silfvast for $100,000. Until March 16, 2000, holders of an aggregate of greater than 50% of the shares purchased under the 1998 Purchase Agreement may request the Company register such shares pursuant to a "shelf" registration on Form S-1 under the Securities Act of 1933, as amended.

     1999 Private Placement of Common Stock. On January 26, 1999, the Company entered into a Common Stock Purchase Agreement (the "1999 Purchase Agreement") with Dieter Meier and Stephen D. Jackson. Under the 1999 Purchase Agreement, a total of 1,320,446 shares of Common Stock were sold in a private placement transaction at a per share purchase price of $0.9873, which price was equal to 90% of the average bid price per share for the ten days immediately preceding January 26, 1999. 1,000,000 shares were purchased by Dieter Meier for $987,300 and 320,446 shares were purchased by Stephen D. Jackson for $316,376. Under certain circumstances, such persons have the right, to request on one occasion that the Company register such shares, or to include such shares in a registration effected by the Company, with the number of shares included in each such registration subject to underwriter cutbacks. Under certain circumstances, such persons have the right to designate one nominee for election to the Company's Board of Directors.


     1999 Note Financing. In April 1999, the Company executed a Secured Promissory Note (the "Note") with certain persons under which the Company may draw up to $2 million through July 31, 1999. Under the Note, ONSET, Milton M.T. Chang, Dieter Meier, Stephen D. Jackson and Pegasus have advanced $1,000,000, $400,000, $350,000, $150,000 and $100,000, respectively, pursuant to the terms thereof. Interest on the Note accrues at the rate of 7.75% per annum and such interest, together with the outstanding principal amount, is due in April 2001. The Company may not prepay the Note. Subject to obtaining the necessary approvals, the Note is convertible into Common Stock of the Company pursuant to the terms thereof. Under certain circumstances (but not sooner than January 1, 2000), the Note may become immediately due and payable. The Note is secured by the assets of the Company. See "Proposal No. 3 -- Approval of the Conversions of the Secured Promissory Note Issued by the Company in April 1999 into Common Stock."

     Option Grants to Executive Officers. In Fiscal 1998, stock options under the Company's 1990 Stock Plan (the "1990 Plan") and 1997 Nonstatutory Stock Option Plan (the "1997 Plan") were granted to the following executive officers as of the grant dates and for the number of shares of Common Stock and at the exercise prices set forth below opposite their names:

                                                                                           PER SHARE
                   OFFICER                     DATE OF GRANT    PLAN    NO. OF SHARES    EXERCISE PRICE
                   -------                     -------------    ----    -------------    --------------
Thomas C. Fristoe............................    12/16/98       1997         9,000          $1.2812
Paul L. Hammel...............................    02/12/98       1990       100,000           1.5625
Paul L. Hammel...............................    12/16/98       1997        10,000           1.2812
Barry L. Margerum............................    09/01/98       1990        46,797           0.9375
Barry L. Margerum............................    09/01/98       1997       100,500           0.9375
Steven H. Milne..............................    12/16/98       1997        25,000           1.2812
Scott W. Silfvast............................    12/16/98       1997        25,000           1.2812

     The per share exercise price of each of the above options is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of grant. The 100,000 share option granted to Mr. Hammel vests as to 25% of the shares on February 12, 1999, with the balance of the shares vesting ratably over three years. The options granted to Messrs. Fristoe, Hammel, Milne and Silfvast on December 16, 1998 vest as to 25% of the shares on December 16, 1999, with the balance of the shares vesting ratably over three years.

     The two options granted to Mr. Margerum vest ratably over four years; however, such options shall become fully vested and exercisable upon the earlier of (i) six months following a change of control of the Company or (ii) the date following a change of control that Mr. Margerum's employment is terminated without cause and, to the extent vested, shall be exercisable until the first to occur of (a) three years following termination of employment or (b) September 1, 2008.

     Bonus Payments to Executive Officers. See "Executive
Compensation -- Summary Compensation Table" regarding bonuses paid to executive officers in recognition of services rendered to the Company in Fiscal 1998.

            SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The table below indicates the number of shares of the Company's Common Stock beneficially owned as of March 31, 1999 by: (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.


                                                                 NUMBER OF SHARES
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
     DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS          NUMBER      PERCENT
     -------------------------------------------------        ----------    --------
Robert F. Kuhling, Jr.(2)...................................  1,744,922       21.9%
  c/o ONSET Enterprise Associates
  2490 Sand Hill Road
  Menlo Park, CA 94025
ONSET Enterprise Associates.................................  1,744,335       21.9%
  2490 Sand Hill Road
  Menlo Park, CA 94025
Dieter Meier................................................  1,000,000       12.6%
  c/o Soundproof, Inc.
  5180 Linwood Drive
  Los Angeles, CA 90027
Pegasus Capital II, L.P.....................................    527,925        6.6%
  181 Elm Street
  New Canaan, CT 06840
Milton M.T. Chang, Ph.D.....................................    368,800        4.6%
Scott W. Silfvast(3)........................................    344,999        4.3%
James Dobbie(3).............................................    192,730        2.4%
Barry L. Margerum(3)........................................    170,531        2.1%
Paul L. Hammel (3)..........................................     59,916          *
Thomas C. Fristoe(3)........................................     45,718          *
Steven H. Milne(3)..........................................     40,540          *
B. Yeshwant Kamath(3).......................................      5,500          *
All executive officers and directors as a group (9
  persons)(3)...............................................  2,973,656       35.5%


---------------
 *  Less than one percent.

(1) Based on 7,956,521 shares of Common Stock outstanding as of March 31, 1999.

(2) Includes 1,744,335 shares held by ONSET. Mr. Kuhling is a general partner of OEA Management, L.P. ("OEA"), which is the general partner of ONSET, and, together with the other general partners of OEA, shares voting and investment power with respect to such shares. Mr. Kuhling disclaims beneficial ownership of the shares held by ONSET except to his proportionate partnership interest therein. Also includes 587 shares held by a trust for the benefit of Mr. Kuhling and his spouse.


(3) Includes 51,318, 47,375, 170,531, 59,916, 45,718, 40,540, 5,500 and 420,898
    shares which Messrs. Silfvast, Dobbie, Margerum, Hammel, Fristoe, Milne, Kamath and all present directors and executive officers as a group, respectively, have the right to acquire within 60 days of March 31, 1999 upon the exercise of stock options and stock purchase rights.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during Fiscal 1998 and the fiscal years ended December 31, 1997 and 1996.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                               ANNUAL COMPENSATION         SECURITIES
                                             -----------------------       UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)       OPTIONS(#)    COMPENSATION($)
    ---------------------------       ----   ---------   -----------      ------------   ---------------
Barry L. Margerum...................  1998    180,000      54,000(2)(3)     147,297           4,195(4)
  President and Chief Executive       1997    105,000      36,750           250,000           3,540
  Officer                             1996         --          --                --              --
Thomas C. Fristoe...................  1998    124,992      78,313(3)(5)       9,000               0
  Vice President of World Wide Sales  1997     84,814      35,000            70,000          14,484
  and Marketing Communications        1996         --          --                --              --
Scott W. Silfvast...................  1998    150,000      27,000(3)(6)      25,000               0
  Senior Vice President of Product    1997    148,125      22,500            50,000               0
  Marketing                           1996    132,284      12,500                 0               0
Steven H. Milne.....................  1998    128,100      22,720            25,000               0
  Vice President of Engineering       1997    128,100      19,200            20,000               0
                                      1996     90,901      20,000            60,000              --
Paul L. Hammel......................  1998    133,558      29,563(3)(7)     100,000               0
  Senior Vice President of
     Operations                       1996         --          --                --              --
                                      1997         --          --                --              --

---------------
(1) Includes bonus amounts earned in a fiscal year and paid in the subsequent fiscal year.

(2) $27,000 of the bonus will be paid in cash and $27,000 of the bonus was paid in 26,181 stock purchase rights under the 1999 Plan at a per share purchase price of $.001. The number of stock purchase rights is equal to $27,000 divided by $1.03125, which is equal to the fair market value of the Company's Common Stock on the April 12, 1999 date of grant of such rights (the "April 12 FMV").

(3) Following shareholder approval of the 1999 Plan, the officer shall be paid an additional, as yet undetermined, cash amount, such that the officer shall be "grossed up" for taxes so that the net effect to such officer, with respect to that portion of the bonus paid in stock purchase rights, is as if federal and state income taxes did not apply to such portion of his bonus. In the event shareholder approval of the Plan is not obtained at the next scheduled meeting of shareholders, the stock purchase rights referenced in note (2) above and in notes (5), (6) and (7) below shall be cancelled and that portion of the bonus designated to be paid in stock purchase rights shall instead be paid in cash.

(4) Represents life insurance and health insurance premiums.


(5) $60,813 of the bonus was paid in cash and $17,500 of the bonus was paid in 16,969 stock purchase rights under the 1999 Plan at a per share purchase price of $.001. The number of stock purchase rights is equal to $17,500 divided by the April 12 FMV.



(6) $13,500 of the bonus was paid in cash and $13,500 of the bonus was paid in 13,090 stock purchase rights under the 1999 Plan at a per share purchase price of $.001. The number of stock purchase rights is equal to $13,500 divided by the April 12 FMV.


(7) All of the bonus was paid in 28,667 stock purchase rights under the 1999 Plan at a per share purchase price of $.001. The number of stock purchase rights is equal to $29,563 divided by the April 12 FMV.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth, as to the Named Officers, certain information relating to stock options granted during Fiscal 1998.

                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------    POTENTIAL REALIZABLE
                           NUMBER OF      % OF TOTAL                                    VALUE AT ASSUMED
                           SECURITIES      OPTIONS                                    ANNUAL RATES OF STOCK
                           UNDERLYING     GRANTED TO                                   PRICE APPRECIATION
                            OPTIONS      EMPLOYEES IN    EXERCISE OR                   FOR OPTION TERM(4)
                            GRANTED         FISCAL       BASE PRICE     EXPIRATION    ---------------------
          NAME                (#)          YEAR(1)        ($/SH)(2)      DATE(3)       5% ($)      10% ($)
          ----             ----------    ------------    -----------    ----------    --------    ---------
Barry L. Margerum........   147,297          2.4%          0.9375        09/01/08      86,845      220,081
Thomas C. Fristoe........     9,000          0.1%          1.2812        12/16/08       7,252       18,377
Scott W. Silfvast........    25,000          0.4%          1.2812        12/16/08      20,144       51,048
Steven H. Milne..........    25,000          0.4%          1.2812        12/16/08      20,144       51,048
Paul L. Hammel...........   100,000          1.6%          1.5625        02/12/08      98,265      249,022
Paul L. Hammel...........    10,000          0.2%          1.2812        12/16/08       8,057       20,419

---------------
(1) The total number of shares subject to options granted to employees during Fiscal 1998 was 625,797.

(2) The exercise price is equal to the closing price of the Company's Common Stock on the market date immediately preceding the date of grant.

(3) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionee's death.

(4) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in Fiscal 1998, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC, and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998 YEAR-END OPTION
VALUES

     The following table sets forth for each Named Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1998. No options were exercised by the Named Officers during Fiscal 1998.

                                    NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                   UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                               OPTIONS AT FISCAL YEAR END(#)           FISCAL YEAR END($)(1)
                               ------------------------------      ------------------------------
            NAME               EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
            ----               -----------      -------------      -----------      -------------
Barry L. Margerum............    106,034           291,263            1,151            12,658
Thomas C. Fristoe............     22,499            56,501                0                 0
Scott W. Silfvast............     32,499            72,501                0                 0
Steven H. Milne..............     34,499            70,501                0                 0
Paul L. Hammel...............          0           110,000                0                 0

---------------
(1) Market value of underlying securities based on the closing price of $1.03125 of the Company's Common Stock on December 31, 1998, minus the exercise price.

EMPLOYMENT ARRANGEMENTS

     In March 1997, the Company and Barry L. Margerum entered into an employment offer letter pursuant to which Mr. Margerum agreed to serve as Chief Executive Officer and a director of the Company at an annual salary of $180,000, with a target annual bonus of 40% of salary based upon mutually agreed upon milestones. One-half of Mr. Margerum's targeted bonus amount is guaranteed at the end of his first year of employment. The Company agreed to recommend to the Board of Directors that Mr. Margerum be granted a 250,000 share stock option at a per share exercise price equal to the fair market value of the Company's stock on the date of grant and vesting over four years. Pursuant to an amendment to such option effected in September 1998, Mr. Margerum's option shall become fully vested and exercisable upon the earlier of (i) six months following a change of control of the Company or (ii) the date following a change of control that Mr. Margerum's employment is terminated without cause and, to the extent vested, shall be exercisable until the first to occur of (a) three years following termination of employment or (b) August 5, 2007. In the event the Company terminates Mr. Margerum's employment, he will be entitled to a severance arrangement of six months salary, a bonus amount equal to 20% of annual salary, six months vesting acceleration of his stock option and continuation of Company benefits for six months. The Company also agreed to obtain $500,000 in life insurance for Mr. Margerum. In addition, the Company agreed to cover 75% of commuting costs with a driver or local apartment rental of up to $1,000 per month; however, in September 1999, the Company's Board of Directors determined that Mr. Margerum would receive a car allowance of $500 per month in lieu thereof. Mr. Margerum is also eligible to participate in the Company's employee benefit plans.

     In May 1997, the Company and Thomas C. Fristoe entered into an employment offer letter pursuant to which Mr. Fristoe agreed to serve as Vice President of Sales of the Company at an annual salary of $120,000. In addition, upon Mr. Fristoe obtaining aggregate net order amounts of $14 million from end users and distributors between his hire date and December 31, 1997, the Company agreed to pay Mr. Fristoe a bonus amount of $65,000 (the "Quota Bonus"), to be increased by $10,000 for each additional $1 million in net orders obtained. Payment of $30,000 of the Quota Bonus was guaranteed. The Company agreed to recommend to the Board of Directors that Mr. Fristoe be granted a 60,000 share stock option at a per share exercise price equal to the fair market value of the Company's stock on the date of grant. Such option vests at the rate of twenty-five percent (25%) of the shares on the first anniversary of the date of grant with the remaining shares vesting ratably thereafter over three years. The Company also agreed to pay relocation related expenses of up to $15,000. In the event Mr. Fristoe's employment is terminated by the Company within the first two years of employment, other than for cause, the Company will continue to pay Mr. Fristoe's salary until the first to occur of (i) the date six months following his termination date or (ii) the date Mr. Fristoe becomes employed by, or commences serving as a consultant to, another company. Mr. Fristoe is also eligible to participate in the Company's employee benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in April 1992 to review and approve the compensation and benefits for the Company's key executive officers, administer the Company's stock option plans and make recommendations to the board of directors regarding such matters. The committee is currently composed of Dr. Chang and Mr. Kuhling, neither of whom is an officer of the Company. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE

     Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

     The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

     Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent, and
(v) the Company's financial performance generally. The weight given such factors by the Committee may vary from individual to individual.

     Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation may be paid in the form of contingent cash bonuses which are paid annually. The bonus amounts for executive officers are dependent in part on the Company's revenue performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive has responsibility and satisfactory completion of special projects supervised by the executive officer.

     Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and the other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the plan does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. See "Certain
Transactions -- Option Grants to Executive Officers."

     Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. The base salary of Barry L. Margerum is $180,000 with a target annual bonus of 40% of salary based on mutually agreed upon milestones. Mr. Margerum's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size using published compensation sources. In Fiscal 1998, Mr. Margerum was granted an option to purchase 147,297 shares of Common Stock. For Fiscal 1998, it was determined that Mr. Margerum would receive a bonus with a total cash value of $54,000, one-half of which will be paid in cash and one-half of which was paid in 26,181 stock purchase rights under the 1999 Plan. Following shareholder approval of the 1999 Plan, Mr. Margerum shall be paid an additional, as yet undetermined, cash amount, such that he shall be "grossed up" for taxes so that the net effect to him, with respect to that portion of his bonus paid in stock purchase rights, is as if federal and state income taxes did not apply to such portion of his bonus. In the event shareholder approval of the 1999 Plan is not obtained at the Annual Meeting, the stock purchase rights shall be cancelled and that portion of his bonus designated to be paid in stock purchase rights shall instead be paid in cash. See "Executive Compensation -- Summary Compensation Table."

     Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for Fiscal 1999 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

                                          COMPENSATION COMMITTEE

                                          Milton M.T. Chang, Ph.D.
                                          Robert F. Kuhling, Jr.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                 EUPHONIX, INC., NASDAQ STOCK MARKET U.S. INDEX
                          AND THE H&Q TECHNOLOGY INDEX

     The following graph shows a comparison of cumulative total return on Common Stock for the Company, the Nasdaq Stock Market U.S. Index, and the Hambrecht & Quist Technology Index for the period commencing August 22, 1995 through December 31, 1998. The Company's Common Stock began trading on the Nasdaq Stock Market on August 22, 1995. The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                                                                                                          NASDAQ STOCK MARKET -
                                                     EUPHONIX, INC.              H&Q TECHNOLOGY                   U.S.
                                                     --------------              --------------           ---------------------
'08/22/95'                                                 100                         100                         100
Sep-95                                                     125                         100                         102
Dec-95                                                     106                          95                         103
Mar-96                                                     109                          97                         108
Jun-96                                                     105                         104                         117
Sep-96                                                      78                         110                         121
Dec-96                                                      55                         118                         127
Mar-97                                                      34                         112                         120
Jun-97                                                      31                         135                         142
Sep-97                                                      27                         164                         166
Dec-97                                                      13                         138                         155
Mar-98                                                      21                         167                         182
Jun-98                                                      17                         171                         187
Sep-98                                                      20                         152                         169
Dec-98                                                      13                         215                         219


GRAPH ASSUMES $100 INVESTED ON 8/22/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.



                                 OTHER MATTERS


     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS


May 25, 1999

Palo Alto, California

                                 EUPHONIX, INC.

                                1999 STOCK PLAN

     1. Purposes of the Plan. The purposes of this 1999 Stock Plan are:

        - to attract and retain the best available personnel for positions of substantial responsibility,

        - to provide additional incentive to Employees, Directors and Consultants, and

        - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Common Stock Equivalents may also be granted or awarded under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) "Award" means an award of Options, Stock Purchase Rights or Common Stock Equivalents pursuant to the terms of the Plan.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (g) "Common Stock" means the common stock of the Company.

          (h) "Common Stock Equivalent" means an unfunded and unsecured right to receive Shares in the future that may be granted to a Service Provider pursuant to Section 12.

          (i) "Common Stock Equivalent Agreement" means a written agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Common Stock Equivalent grant or Award. The Common Stock Equivalent Agreement is subject to the terms and conditions of the Plan.

          (j) "Company" means Euphonix, Inc., a California corporation.

          (k) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l) "Director" means a member of the Board.

          (m) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (n) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journalor such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (s) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an Award.

          (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u) "Option" means a stock option granted pursuant to the Plan.

          (v) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (w) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (x) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

          (y) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (z) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (aa) "Plan" means this 1999 Stock Plan.

          (bb) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (cc) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (dd) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ee) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ff) "Service Provider" means an Employee, Director or Consultant.

          (gg) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (hh) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ii) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares available under the Plan is 750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Option Exchange Program, or if a Common Stock Equivalent is forfeited prior to conversion, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future award under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

             (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

             (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

             (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value;

             (ii) to select the Service Providers to whom Awards may be granted hereunder;

             (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

             (iv) to approve forms of agreement for use under the Plan;

             (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value, or to adjust the number of Shares subject to a Common Stock Equivalent, if the Fair Market Value of the Shares shall have declined since the date the Award was granted;

             (vii) to institute an Option Exchange Program;

             (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

             (x) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

             (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

             (xii) to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously made by the Administrator;

             (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Common Stock Equivalents may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

             (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.

             (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 200,000 Shares which shall not count against the limit set forth in subsection
        (i) above.

             (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

             (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

             (i) cash;

             (ii) check;

             (iii) promissory note;

             (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

             (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

             (vii) any combination of the foregoing methods of payment; or

             (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     11. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

     12. Common Stock Equivalents.

          (a) Award of Common Stock Equivalents. Common Stock Equivalents may be awarded to Service Providers either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent Agreement in such form as is determined by the Administrator.

          (b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents awarded pursuant to Section 12(a) to each Service Provider shall be credited to a bookkeeping account established in the name of the Service Provider. The Company's obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Service Provider's right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

          (c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents are credited to a Service Provider's account, there shall be credited to the Service Provider's account additional Common Stock Equivalents equal to (a) the dollar amount of the cash dividend the Service Provider would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Service Provider's account relate, divided by (b) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Service Provider a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

          (d) Conversion. The Company shall deliver to the Service Provider (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents then credited to the Service Provider's account, at such time or times as specified in the Service Provider's Common Stock Equivalent Agreement, or as otherwise provided herein.

          (e) Shareholder Rights. A Service Provider (or his or her designated beneficiary or estate) shall not be entitled to any voting or other shareholder rights as a result of the credit of Common Stock Equivalents to the Service Provider's account, until certificates representing Shares are delivered to the Service Provider (or his or her designated beneficiary or estate) upon conversion of the Service Provider's Common Stock Equivalents pursuant to Section 12(d).

     13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents credited to a Service Provider's account under Section 12(b) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of an Award as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable; (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated; and (iii) that any Common Stock Equivalents credited to a Service Provider's account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the consummation of any such dissolution or liquidation. To the extent not exercised or converted, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, (i) each Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, and (iii) Common Stock Equivalents credited to a Service Provider's account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the merger or sale of assets. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent converts to Shares in such event, the Administrator shall notify the holder thereof at least fifteen (15) days prior to the consummation of the proposed transaction. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, or upon conversion of each Common Stock Equivalent, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     15. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the

Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     16. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of the holder of any Award, unless mutually agreed otherwise between the holder of such Award and the Administrator, which agreement must be in writing and signed by the holder of such Award and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     17. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise or conversion of an Award unless the exercise or conversion of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise or conversion of an Award, the Company may require the person exercising or converting such Award to represent and warrant at the time of any such exercise or conversion that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 EUPHONIX, INC.

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                  June 25, 1999


The undersigned shareholder of EUPHONIX, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 25, 1999, and hereby appoints Barry L. Margerum and James Dobbie, and each of them, proxies with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of EUPHONIX, INC. to be held on Friday, June 25, 1999, at 9:00 a.m., local time, at the offices of the Company, at 220 Portage Avenue, Palo Alto, California 94306 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

        1.     ELECTION OF DIRECTORS:

               ___    FOR ALL NOMINEES LISTED BELOW (EXCEPT AS INDICATED)

               ___    WITHHOLD AUTHORITY

               If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

               Barry L. Margerum, Robert F. Kuhling, Jr., Scott W. Silfvast

        2. PROPOSAL TO APPROVE THE 1999 STOCK PLAN AND THE RESERVATION OF 750,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.


               [ ]    FOR             [ ]   AGAINST              [ ]    ABSTAIN


        3.     PROPOSAL TO APPROVE THE CONVERSIONS OF THE SECURED PROMISSORY
               NOTE ISSUED BY THE COMPANY IN APRIL 1999 INTO COMMON STOCK.


               [ ]    FOR             [ ]   AGAINST              [ ]    ABSTAIN


        4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


               [ ]    FOR             [ ]   AGAINST              [ ]    ABSTAIN


               and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

        (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


Signature(s) _____________________________________        Dated_________________

Print Name(s)_____________________________________        Dated_________________



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